UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2018

Akebia Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street, Suite 1100 Cambridge, Massachusetts	02142
(Address of principal executive offices,)	(Zip Code)

(617) 871-2098

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On June 28, 2018, Akebia Therapeutics, Inc., a Delaware corporation (“Akebia”), Alpha Therapeutics Merger Sub, Inc., a Delaware corporation, and a direct, wholly owned subsidiary of Akebia (“Merger Sub”), and Keryx Biopharmaceuticals, Inc., a Delaware corporation (“Keryx”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub shall be merged with and into Keryx, with Keryx surviving as a wholly owned subsidiary of Akebia.

The board of directors of each of Akebia and Keryx has unanimously approved the Merger Agreement and the transactions contemplated thereby.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), (i) each share of common stock, par value $0.001 per share, of Keryx (“Keryx Share”) issued and outstanding immediately prior to the Effective Time (other than the shares that are owned by Akebia, Keryx, or Merger Sub or any wholly owned subsidiary of Akebia, Keryx, or Merger Sub) will be converted into the right to receive 0.37433 fully paid and non-assessable shares of common stock of Akebia, $0.00001 par value per share (an “Akebia Share”) (such ratio, the “Exchange Multiplier”).

The Merger Agreement provides that, at the Effective Time, each outstanding Keryx restricted share issued under a Keryx equity plan (“Keryx Restricted Shares”), other than those Keryx Restricted Shares that accelerate or lapse as a result of the Effective Time, will be converted into restricted stock unit awards of Akebia, the number of which will be adjusted by the Exchange Multiplier in accordance with the terms of the Merger Agreement. Each Keryx share that is the subject of a Keryx Restricted Share award, to the extent then outstanding and whose restrictions (including vesting) accelerate or lapse as a result of the Effective Time, will be converted into the right to receive 0.37433 Akebia Shares.

In addition, each outstanding and unexercised option to acquire Keryx Shares granted under a Keryx equity plan will be converted into an option to acquire Akebia Shares, with the number of shares and exercise price adjusted by the Exchange Multiplier in accordance with the terms of the Merger Agreement.

Governance

The Merger Agreement provides that as of the Effective Time, Akebia must take all necessary corporate action to cause an increase in the size of the Akebia board to nine directors, comprised of (i) four (4) directors designated by the Akebia Board, each of whom shall be a director of Akebia immediately prior the date of the Merger Agreement and be reasonably acceptable to Keryx (the “Continuing Directors”), (ii) four (4) directors designated by the Keryx Board, each of whom shall be a director of Keryx immediately prior to the date hereof and be reasonably acceptable to Akebia (the “Keryx Board Designees”) and (iii) one (1) additional director to be designated by the Keryx Board, who shall serve as the chairperson and be reasonably acceptable to Akebia. The Keryx Board Designees may choose to select the chairperson from amongst the Keryx Board Designees and in such an event, the Continuing Directors and the Keryx Board Designees will select the final ninth (9th) member of the Board, who shall be a person not on either the Akebia Board or the Keryx Board as of the date of the Merger Agreement.

The Merger Agreement also provides that Akebia must take all necessary action to cause John Butler to continue to serve as the Chief Executive Officer of Akebia. In the event John Butler is not the Chief Executive Officer at Akebia immediately prior to the Effective Time, Akebia will select another individual, reasonably acceptable to Keryx, to be appointed as Chief Executive Officer of Akebia as of the Effective Time.

Conditions to the Merger

The consummation of the Merger is subject to customary closing conditions, including (i) approval of the issuance of Akebia Shares in connection with the Merger by the affirmative vote of the the majority of Akebia Shares cast at the Akebia Shareholders’ Meeting in favor of the issuance of Akebia Shares in connection with the Merger, (ii) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding shares of Keryx common stock entitled to vote thereon, (iii) the absence of any adverse law or order promulgated, entered, enforced, enacted or issued by any governmental entity that prohibits, restrains or makes illegal the consummation of the Merger, (iv) the Akebia Shares to be issued in the Merger being approved for listing on the NASDAQ, (v) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (vi) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of Akebia and Keryx contained in the Merger Agreement and the compliance by each party with the covenants contained in the Merger Agreement, (vii) the absence of a material adverse effect with respect to each of Akebia and Keryx and (viii) the registration statement registering the merger consideration becoming effective. Akebia’s obligation to consummate the Merger is also subject to the conversion of Keryx’s Zero Coupon Convertible Senior Notes due 2021 (the “Keryx Convertible Notes”) pursuant to the terms of the Notes Conversion Agreement among Akebia, Keryx and Baupost Group Securities, L.L.C. (“Baupost”), described below in greater detail. The parties expect the Merger will be completed by the end of 2018.

Certain Other Terms of the Merger Agreement

Akebia, Keryx, and Merger Sub each made certain representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by Akebia and Keryx to conduct their businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger, to refrain from taking certain actions specified in the Merger Agreement and to use reasonable best efforts to cause the conditions of the Merger to be satisfied.

Neither Akebia nor Keryx is permitted to solicit, initiate or knowingly encourage or induce, or take any other action designed to facilitate, any competing transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any competing transaction proposals, subject to certain exceptions. Each party’s board of directors may change its recommendation to its stockholders in response to a superior proposal or an intervening event (each as defined in the Merger Agreement) if the board of directors determines in good faith that the failure to take such action would constitute a breach of the directors’ fiduciary duties under applicable law.

The Merger Agreement provides for certain termination rights for both Akebia and Keryx. Upon termination of the Merger Agreement under certain specified circumstances, Akebia or Keryx may be required to pay the other party a termination fee of $22 million.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Akebia or Keryx or to modify or supplement any factual disclosures about Akebia or Keryx in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Akebia and Keryx made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Akebia and Keryx in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to Akebia’s or Keryx’s SEC filings. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and should not be relied upon as establishing factual matters.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, Akebia entered into a Agreement (the “Voting Agreement”) with Baupost. Baupost is the beneficial owner of approximately 21.4% of the currently outstanding common stock of Keryx. Pursuant to the Voting Agreement, Baupost has agreed, among other things, to vote its shares in favor of the adoption of the Merger Agreement and against any alternative proposal and against approval of any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger or any other transactions contemplated by the Merger Agreement.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Note Conversion Agreement with Keryx and Baupost

In connection with the Merger, Akebia entered into a Notes Conversion Agreement (the “Conversion Agreement”) with Keryx and with Baupost, the holder of the Keryx Convertible Notes. Pursuant to the terms of the Conversion Agreement, Baupost has agreed to convert the Keryx Convertible Notes into 35,582,335 shares of Keryx Common Stock (the “Baupost Conversion Shares”) in accordance with the terms of the governing Indenture, dated May 9, 2018, by and between Keryx and The Bank of New York Mellon Trust Company, N.A., as trustee, immediately prior to the effective time of the Merger, conditioned upon the issuance to Baupost of an additional 4,000,000 shares of Keryx Common Stock (the “Baupost Additional Shares”, together with the Baupost Conversion Shares and other shares of Keryx common stock held by Baupost, the “Baupost Shares”). The Conversion Agreement provides that Akebia will execute a Registration Rights Agreement with Baupost, which is included as an exhibit to the Conversion Agreement, and provides customary registration rights for the Baupost Shares that are converted into Akebia common stock at the Effective Time of the Merger.

The foregoing description of the Conversion Agreement and the transactions contemplated thereby, including the form of Registration Rights Agreement attached to the Conversion Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Conversion Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 28, 2018, Akebia and Keryx issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2.

About Akebia

Akebia Therapeutics, Inc. is a biopharmaceutical company headquartered in Cambridge, Massachusetts, focused on delivering innovative therapies to patients with kidney disease through hypoxia-inducible factor biology. For more information, please visit our website at www.akebia.com, which does not form a part of this release.

About Keryx

Keryx Biopharmaceuticals, Inc., headquartered in Boston, Massachusetts, is focused on the development and commercialization of innovative medicines that provide unique and meaningful advantages to people with kidney disease. The Keryx team works with passion to advance the care of people with this complex disease. This dedication has resulted in two FDA-approved indications for Keryx’s first medicine, Auryxia® (ferric citrate) tablets. For more information about Keryx, please visit www.keryx.com.

Additional Information and Where to Find It

In connection with the proposed merger, Akebia and Keryx plan to file with the SEC and mail or otherwise provide to their respective stockholders a joint proxy statement/prospectus regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, AKEBIA’S AND KERYX’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF AKEBIA AND KERYX WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Akebia and Keryx, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Akebia and Keryx make available free of charge at www.akebia.com and www.keryx.com, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Akebia, Keryx and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Akebia and Keryx in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of Akebia’s directors and officers in Akebia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 12, 2018 and its definitive proxy statement for the 2018 annual meeting of stockholders, which was filed with the SEC on April 30, 2018. Security holders may obtain information regarding the names, affiliations and interests of Keryx’s directors and officers in Keryx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 21, 2018, and the Amendment No. 1 on Form 10-K/A, which was filed with the SEC on April 30, 2018, and its definitive proxy statement for the 2018 annual meeting of stockholders, which was filed with the SEC on May 31, 2018. To the extent the holdings of Akebia securities by Akebia’s directors and executive officers or the holdings of Keryx securities by Keryx’s directors and executive officers have changed since the amounts set forth in Akebia’s or Keryx’s respective proxy statement for its 2018 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the joint proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Akebia’s website at www.akebia.com and Keryx’s website at www.keryx.com.

Forward-Looking Statements

These materials contain forward-looking statements within the meaning of the federal securities law. Such statements are based upon current plans, estimates and expectations that are subject to various risks and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “target,” “contemplate,” “estimate,” “predict,” “potential” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the merger; the ability of the parties to complete the merger considering the various closing conditions; the expected benefits of the merger, such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Akebia’s and Keryx’s plans, estimates or expectations could include, but are not limited to: (i) Akebia or Keryx may be unable to obtain stockholder approval as required for the merger; (ii) conditions to the closing of the merger may not be satisfied; (iii) the merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the merger on the ability of Akebia or Keryx to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Akebia or Keryx does business, or on Akebia’s or Keryx’s operating results and business generally; (v) Akebia’s or Keryx’s respective businesses may suffer as a result of uncertainty surrounding the merger and disruption of management’s attention due to the merger; (vi) the outcome of any legal proceedings related to the merger; (vii) Akebia or Keryx may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ix) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (x) the risk that Akebia or Keryx may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (xi) risks that the anticipated benefits of the merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, competitive and technological changes; (xiii) expectations for future clinical trials, the timing and potential outcomes of clinical studies and interactions with regulatory authorities; and (xiv) other risks to the consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Akebia and Keryx are set forth in their respective filings with the SEC, including each of Akebia’s and Keryx’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Item 1A of Akebia’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 under the heading “Risk Factors” and Item 1A of Keryx’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 under the heading “Risk Factors.” The risks and uncertainties described above and in Akebia’s most recent Quarterly Report on Form 10-Q and Keryx’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Akebia and Keryx and their respective businesses, including factors that potentially could materially affect their respective businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Akebia and Keryx file from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, Akebia and Keryx assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 28, 2018, by and among Akebia Therapeutics, Inc., Alpha Therapeutics Merger Sub, Inc., and Keryx Biopharmaceuticals, Inc.*

10.1	Notes Conversion Agreement, dated as of June 28, 2018, by and among Akebia Therapeutics, Inc., Keryx Biopharmaceuticals, Inc. and Baupost Group Securities, L.L.C.

99.1	Voting Agreement, dated as of June 28, 2018, by and between Akebia Therapeutics, Inc. and Baupost Group Securities, L.L.C.

99.2	Joint Press Release

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA PHARMACEUTICALS, INC.

	By:	/s/ John P. Butler
Date: June 28, 2018		John P. Butler
President and Chief Executive Officer